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                                                                    EXHIBIT 11
                        BARRETT BUSINESS SERVICES, INC.
                      STATEMENT OF CALCULATION OF AVERAGE
                           COMMON SHARES OUTSTANDING


                                                              Three Months
                                                                  Ended
                                                             March 31, 1996
                                                             --------------

Primary Earnings Per Share:
   Weighted average number of shares                            6,555,901
      Stock option plan shares to be issued at prices
       ranging from $3.50 to $16.363 per share                    506,702
      Warrant issues at a price of $4.20 per share                 90,000
      Less:  Assumed purchase at average market price
              during the period using proceeds received
              upon exercise of options and purchase of
              stock, and using tax benefits of
              compensation due to premature dispositions         (365,965)
                                                                ---------
         Total Primary Shares                                   6,786,638
                                                                =========
Fully Diluted Earnings Per Share:
   Weighted average number of shares                            6,555,901
      Stock option plan shares to be issued at prices
       ranging from $3.50 to $16.363 per share                    506,702
      Warrant issues at a price of $4.20 per share                 90,000
      Less:  Assumed purchase at the higher of ending or
              average market price during the period using
              proceeds received upon exercise of options and
              purchase of stock, and using tax benefits of
              compensation due to premature dispositions         (342,326)
                                                                ---------
         Total Diluted Shares                                   6,810,277
                                                                =========